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                                                                EXHIBIT 4.10

                           SERIES 1997-1 CERTIFICATE


                                                                         Initial
REGISTERED                                                      Invested Amount:
                                                                        $_______
Certificate No. R-__

                                                               CUSIP NO. _______


         Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                            DEALER NOTE MASTER TRUST

                           FLOATING RATE DEALER NOTE
                    ASSET BACKED CERTIFICATES, SERIES 1997-1

      evidencing a fractional undivided interest in certain assets of the

                  NAVISTAR FINANCIAL DEALER NOTE MASTER TRUST,

the corpus of which consists primarily of (i) prior to the 1990 Trust Termination Date (as defined in the Pooling and Servicing Agreement defined on the reverse side hereof), the certificates issued or transferred under the Pooling and Servicing Agreement dated as of December 1, 1990 (as amended or supplemented, the "1990 Trust Agreement") by and among Navistar Financial Corporation ("NFC"), Navistar Financial Securities Corporation ("NFSC" or the "Seller") and The Chase Manhattan Bank, as trustee, to NFSC or The Bank of New York, as trustee under the Pooling and Servicing Agreement (the "Master Trust Trustee"), and all monies due or to become due with respect thereto and all proceeds thereof, and all rights of the Seller under the terms of the 1990 Trust Agreement, or (ii) effective on the 1990 Trust Termination Date, certain promissory notes acquired by NFC to finance certain vehicles purchased by a dealer (the "Dealer Notes") and other property related thereto. This certificate (a "Series 1997-1 Certificate") does not represent an interest in, or obligation of, NFSC, NFC or any affiliate thereof.

                 Unless the certificate of authentication hereon has been executed by or on behalf of the Master Trust Trustee, by manual signature, this Series 1997-1 Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.
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                 THIS SERIES 1997-1 CERTIFICATE SHALL BE CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                 IN WITNESS WHEREOF, the Seller has caused this Certificate to be duly executed.

                                        NAVISTAR FINANCIAL
                                        SECURITIES CORPORATION


                                        By:
                                           ---------------------------------
                                             Name:
                                             Title:
Dated:         , 1997
        -------

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates described in the within-mentioned Pooling and Servicing Agreement.


THE BANK OF NEW YORK,
as Master Trust Trustee


By:
   ------------------------------
        Authorized Signatory





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                 This certifies that Cede & Co. (the "Series 1997-1
Certificateholder"), is the registered owner of a fractional undivided interest in certain assets of the NAVISTAR FINANCIAL DEALER NOTE MASTER TRUST (the "Master Trust") created pursuant to a Pooling and Servicing Agreement dated as of June 8, 1995 (and as amended and supplemented from time to time, the "P&S"), by and among NFC, as Servicer, NFSC, as Seller, The Chase Manhattan Bank, as 1990 Trustee, and the Master Trust Trustee, as supplemented by the Series 1997-1 Supplement dated as of _______, 1997 (the "Series Supplement") among the Seller, NFC and the Master Trust Trustee, that are allocated to the Series 1997-1 Certificateholders' Interest pursuant to the P&S and the Series Supplement. The P&S and the Series Supplement are hereinafter collectively referred to as the "Pooling and Servicing Agreement." The corpus of the Master Trust will include:

                 (i) prior to the 1990 Trust Termination Date, all of Seller's right, title and interest in and to (a) the 1990 Trust Seller's Certificate and any 1990 Trust Investor Certificate issued to the Master Trust, and all monies due or to become due with respect thereto and all proceeds (as defined in Section 9-306 of the UCC) thereof and (b) all other rights of the Seller under the terms of the 1990 Trust Agreement (including, without limitation, the right to exchange the 1990 Trust Seller Certificate pursuant to Section 6.12 of the 1990 Trust Agreement, the right to receive distributions and other payments from the 1990 Trust, the rights of the Seller upon termination of the 1990 Trust pursuant to Section 12.04 of the 1990 Trust Agreement and the right to receive funds on deposit in the Liquidity Reserve Account); and

                 (ii)     effective on the 1990 Trust Termination Date:

                          (a) all of the Seller's right, title, and interest in and to the Eligible Dealer Notes held by the Seller as of the 1990 Trust Termination Date, all monies due (including accrued finance charges) or to become due with respect thereto and all proceeds (as defined in Section 9-306 of the UCC) of such Dealer Notes;

                          (b) the Seller's interest in the security interests in the Financed Vehicles related to such Dealer Notes granted by Dealers pursuant to the Dealer Agreements and any accessions to such security interests;

                          (c)     the Seller's interest in the Insurance
                 Proceeds;

                          (d) all of the 1990 Trust's right, title and interest in and to the Dealer Notes held by the 1990 Trust as of the 1990 Trust Termination Date, all monies due (including accrued finance charges) or to become due with respect thereto and all proceeds (as defined in Section 9-306 of the UCC) of such Dealer Notes;

                          (e) the 1990 Trust's interest in the security interests in the Financed Vehicles related to such Dealer Notes granted by Dealers pursuant to the Dealer Agreements and any accessions to such security interests;

                          (f)     the 1990 Trust's interest in the Insurance
                 Proceeds;





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                          (g)     1990 Trust Investment Securities;

                          (h) funds on deposit in the 1990 Trust Accounts (other than funds on deposit for the benefit of, and allocated to, 1990 Trust Investor Certificates that are not held by the Master Trust);

                          (i) the Seller's right, title, and interest in and to all available Eligible Dealer Notes existing on each Business Day and owned by the Seller, all monies due (including accrued finance charges) or to become due with respect thereto and all proceeds (as defined in Section 9-306 of the UCC) of such Dealer Notes, the Seller's interest in the security interests in the Financed Vehicles related to such Dealer Notes granted by Dealers pursuant to the Dealer Agreements and any accessions to such security interests, the Seller's interest in the Insurance Proceeds;

                          (j)     any Enhancements; and

                          (k) all other assets and interests constituting the Master Trust.

In addition to the Investor Certificates, the Master Trust Seller's Certificate issued pursuant to the Pooling and Servicing Agreement represents the Master Trust Seller's Interest in the Master Trust. The Master Trust Seller's Certificate represents the interest in the Master Trust's assets not represented by the Investor Certificates.

                 The Dealer Notes consist of promissory notes acquired by NFC to finance the purchase by certain dealers and manufacturers and other persons having agreements with NITC to sell certain new and used medium or heavy-duty trucks and trailers manufactured by NITC or other manufacturers. Generally, the principal amount of a Dealer Note is equal to the wholesale purchase price of such vehicles and, subject to certain exceptions, is due upon the retail sale of the vehicle.

                 Subject to the terms and conditions of the Pooling and Servicing Agreement, the Seller may from time to time direct the Master Trust Trustee, on behalf of the Master Trust, to issue one or more new Series of Investor Certificates, which will represent fractional undivided interests in certain of the Master Trust's assets.

                 This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement to which, as amended and supplemented from time to time, the Series 1997-1 Certificateholder by virtue of the acceptance hereof assents and is bound. Although a summary of certain provisions of the Pooling and Servicing Agreement is set forth below, this Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for information with respect to the interest, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Master Trust Trustee. A copy of the Pooling and Servicing Agreement (without schedules and exhibits) may be requested from the Master Trust Trustee by writing to the Master Trust Trustee at The Bank of New York, Corporate Trust Office, 101 Barclay Street, New York, New York 10286, Attention: Corporation Trust Department. To the extent not defined herein, the capitalized terms used herein, have the meanings ascribed to them in the Pooling and Servicing Agreement.





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                 The Seller has structured the Pooling and Servicing Agreement and the Investor Certificates with the intention that the Investor Certificates will qualify under applicable federal, state, local and foreign tax law as indebtedness. Except to the extent expressly specified to the contrary in the Series Supplement, the Seller, the Servicer, the Holders of the Master Trust Seller's Certificates, each Investor Certificateholder, and each Certificate Owner agree to treat and to take no action inconsistent with the treatment of the Investor Certificates (or beneficial interest therein) as indebtedness for purposes of federal, state, local and foreign income or franchise taxes and any other tax imposed on or measured by income. Each Investor Certificateholder, by acceptance of its Certificate and each Certificate Owner, by acquisition of a beneficial interest in a Certificate, agree to be bound hereby. Each Certificateholder agrees that it will cause any Certificate Owner acquiring an interest in a Certificate through it to comply with the Pooling and Servicing Agreement as to treatment as indebtedness under applicable tax law, as described herein and in the Pooling and Servicing Agreement.

                 On each Distribution Date, the Master Trust Trustee shall distribute to each Series 1997-1 Certificateholder of record at the close of business on the Business Day preceding the Distribution Date for the related Due Period (each a "Record Date") such Certificateholder's pro rata share (based on the aggregate fractional undivided interest represented by the Series 1997-1 Certificates held by such Certificateholder, except as otherwise provided in the Pooling and Servicing Agreement) of such amounts on deposit in any Series Account as are payable in respect of the Series 1997-1 Certificates pursuant to the Pooling and Servicing Agreement. Distributions with respect to this Certificate will be made by the Master Trust Trustee by check mailed to the address of the Certificateholder of record appearing in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation thereon (except for the final distribution in respect of this Certificate), except that with respect to Series 1997-1 Certificates registered in the name of a Depository, including Cede & Co., the nominee for The Depository Trust Company, distributions will be made in immediately available funds. Final payment of this Certificate will be made only upon presentation and surrender of this Certificate at the office or agency specified in the notice of final distribution delivered by the Master Trust Trustee to the Certificateholder in accordance with the Pooling and Servicing Agreement.

                 This Certificate does not represent an obligation of, or an interest in, the Seller, the Servicer, or any affiliate of any of them and is not insured or guaranteed by any governmental agency or instrumentality. This Certificate is limited in right of payment to certain Collections with respect to the Class A-5 Investor Certificate or the Dealer Notes, as the case may be, and certain other amounts, all as more specifically set forth herein and in the Pooling and Servicing Agreement.

                 The Pooling and Servicing Agreement may be amended from time to time (including in connection with the issuance of a Supplemental Certificate) by the Servicer, the Seller and the Master Trust Trustee, without the consent of any of the Series 1997-1 Certificateholders, so long as any such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of the Series 1997-1 Certificateholders or the certificateholders of any other outstanding Series. The Master Trust Trustee may, but shall not be obligated to, enter into any such amendment which affects the Master Trust Trustee's rights, duties or immunities under the Pooling and Servicing Agreement or otherwise.





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                 The Pooling and Servicing Agreement may also be amended from time to time (including in connection with the issuance of a Supplemental Certificate) by the Servicer, the Seller and the Master Trust Trustee with the consent of the Holders of Investor Certificates evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the Investor Certificates of all adversely affected Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Investor Certificateholders; provided, however, that no such amendment to the Pooling and Servicing Agreement shall (i) reduce in any manner the amount of or delay the timing of distributions to be made to Investor Certificateholders or deposits of amounts to be so distributed without the consent of such each affected Investor Certificateholder; (ii) change the definition or the manner of calculating the interest of any Investor Certificateholder or the amount available under any Enhancement without the consent of each affected Investor Certificateholder; (iii) reduce the percentage required to consent to any amendment without the consent of each Investor Certificateholder; or (iv) adversely affect the rating of any Series or Class by each Rating Agency without the consent of the Holders of Investor Certificates of such Series or Class evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the Investor Certificates of such Series or Class.

                 The Master Trust Trustee has the right, without the consent of the Holders of any Investor Certificates, to vote, or to consent or withhold consent with respect to, Class A-5 Certificate and any 1990 Trust Investor Certificate issued to the Master Trust on any matter for which votes or consents are solicited under the 1990 Trust Agreement, provided that such action will not, as evidenced by an officer's certificate of the Servicer, have a material adverse effect on the Holders of any Investor Certificates. The Master Trust Trustee also has the right, with the consent of the Holders of the Applicable Voting Percentage of the Holders of the Investor Certificates, to vote, or to consent or withhold consent, with respect to the Class A-5 Certificate and any other 1990 Trust Investor Certificate issued to the Master Trust on any matter for which votes or consents are solicited under the 1990 Trust Agreement. "Applicable Voting Percentage" means, with respect to any matter for which votes or consents are solicited under the 1990 Trust Agreement, the percentage of votes or consents of the 1990 Trust Investor Certificates needed to pass the proposed matter.

                 As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Master Trust Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Master Trust Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Master Trust Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized, and thereupon one or more new Series 1997-1 Certificates of authorized denominations evidencing the same aggregate fractional undivided interest will be issued to the designated transferee or transferees.

                 The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Pooling and Servicing Agreement.

                 As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Series 1997-1 Certificates are exchangeable for new Series 1997-1 Certificates evidencing like aggregate fractional undivided interests as requested by the Certificateholder surrendering such Certificates. No service charge may be imposed for any such





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exchange but the Master Trust Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                 The Servicer, the Master Trust Trustee, the Transfer Agent and any agent of any of them, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Servicer nor the Master Trust Trustee, the Transfer Agent, nor any agent of any of them, shall be affected by notice to the contrary except in certain circumstances described in the Pooling and Servicing Agreement.





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                                   ASSIGNMENT

Social Security or other identifying number of assignee
______________________

                FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
__________________________________________
             (name and address of assignee)
the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints __________, attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.


Dated:                                                      1
        -------------------         ------------------------
                                        Signature Guaranteed:

                                   -------------------------





--------------------

 1    NOTE:  The signature of this assignment must correspond with the name of the registered owner as it appears on the reverse of the within Certificate in every particular, without alteration, enlargement or any change whatsoever.


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